UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

May 16, 2005

Fleet Credit Card Funding Trust

on behalf of

Fleet Credit Card Master Trust II

(Formerly ADVANTA Credit Card Master Trust II)

(Exact name of registrant as specified in its charter)

Delaware	Reg. No. 333-73728-01 and 333-73728-02	23-3101310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 North Wakefield Drive
Newark, Delaware, 19702
 (Address of principal executive offices)

Registrant's telephone number including area code: 302-266-5004

No Change
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Subsequent to filing, revisions were made to the Fleet Credit Card Master Trust II, Series 2000-C and Series 2003-A monthly reports for the April 2005 Monthly Period. The 8-K is being amended because the Class A Investor Amount and the Class B Investor Amount in lines 24 and 26, respectively, of such reports excluded deposits made to the Principal Funding Account. The amended monthly reports for Series 2000-C and Series 2003-A now include deposits made to the Principal Funding Account in lines 24 and 26. There was no effect on investors, as investors received the correct interest and principal payments due.

Item 9.01 Financial Statements and Exhibits.

(c) EXHIBITS:

20.

Amended monthly reports for the April 2005 monthly period relating to Asset Backed Certificates for Series 2000-C and Series 2003-A, as well as unchanged monthly reports for the April 2005 monthly period relating to Asset Backed Certificates for Series 2000-D, Series 2001-A, Series 2001-B, Series 2002-A, Series 2002-B and Series 2002-C, as previously filed with the United States Securities and Exchange Commission, each issued by Fleet Credit Card Master Trust II.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fleet Credit Card Funding Trust on behalf of Fleet Credit Card Master Trust II By: /s/ Jon Hayes Name: Jon Hayes Title: Vice President Date: May 16, 2005

EXHIBIT INDEX

Exhibit		Sequential Page Number
20.	Amended monthly reports for the April 2005 monthly period relating to Asset Backed Certificates for Series 2000-C and Series 2003-A, as well as unchanged monthly reports for the April 2005 monthly period relating to Asset Backed Certificates for Series 2000-D, Series 2001-A, Series 2001-B, Series 2002-A, Series 2002-B and Series 2002-C, as previously filed with the United States Securities and Exchange Commission, each issued by Fleet Credit Card Master Trust II.	5